Exhibit 10.3

Confidential Materials omitted and filed separately with the

SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

EXECUTION COPY

SERVICES AGREEMENT

This Agreement is made effective as of 1st July 2007 (the “Effective Date”) by and between THE MEDICINES COMPANY, a Delaware corporation having offices at 8 Campus Drive, Parsippany, New Jersey 07054 (“TMC”), NYCOMED DANMARK ApS, P.O. Box 88, Langebjerg 1 DK-4000 Roskilde, Denmark, a company duly organized and existing under the laws of the Kingdom of Denmark (“Nycomed”), and NYCOMED HOLDING ApS, P.O. Box 88, Langebjerg 1 DK-4000 Roskilde, Denmark, a company duly organized and existing under the laws of the Kingdom of Denmark (“Nycomed Parent”).

TMC and Nycomed shall be referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH

Whereas, Nycomed and TMC were parties to that Sales, Marketing and Distribution Agreement, dated 25th March, 2002, as amended May 28th, 2003 (the “Former Distribution Agreement), pursuant to which Nycomed was responsible for distribution, marketing, promotional and certain other services with respect to the Product (as defined herein) in the Territory (for purposes of this Recital, as defined in the Former Distribution Agreement);

Whereas, pursuant to that Termination and Transition Agreement between the Parties and Nycomed Parent, dated the Effective Date (the “Transition Agreement”), the Parties and Nycomed Parent agreed, among other things, to terminate the Former Distribution Agreement and to enter this Agreement, as well as a Distribution Agreement, dated the date hereof (the “New Distribution Agreement”), in order to continue certain activities of Nycomed under the Former Distribution Agreement without interruption;

Whereas, TMC is in the business of developing, manufacturing and marketing pharmaceutical products;

Whereas, Nycomed is engaged in, among other things, the promotion and marketing of pharmaceutical products and has represented to TMC that it has the facilities, personnel, and technical expertise to promote and detail the Product, and provide the other services described herein, in all countries of the territory outlined in Exhibit A (the “Territory”); and

Whereas, TMC seeks to obtain such services from Nycomed;

NOW THEREFORE, in consideration of the mutual agreements set forth herein, TMC and Nycomed hereby agree as follows:

1.             DEFINITIONS

All capitalized terms used in this Agreement not otherwise defined shall have the meanings and definitions ascribed to them as listed below.

1.1.          “Affiliate” means any corporation, company, joint venture, partnership or other entity which, directly or indirectly, controls, is controlled by, or is under common control with a Party to this Agreement. “Control” means the ownership of at least 50% of the issued share capital or business assets of another entity, the power to exercise at least 50% of the voting rights of another entity, or the power to appoint more than 50% of the Board of Directors of another entity.

1.2.          “Angiomax” means Angiomax®, Angiox®, Angionax® or any other Trademark selected by TMC for the Product in the Territory.

1.3.          “Approvals” means and includes all filings, approvals, registrations, permits, licenses and authorizations related to the Product which are necessary or which, in the reasonable opinion of TMC, are desirable, to be made with or obtained from any Governmental Authority for the importation, sale, marketing and promotion of the Product in the Territory or any part thereof, including primarily, but without limitation, authorizations of medicinal products for human use and approval of related labels and packaging, as well as pricing and social health system reimbursement approvals.

1.4.          “AQRPA” means the Analysis, Quality Release and Packaging Agreement, entered into as of March 24, 2004, between TMC and Nycomed.

1.5.          “Business Day” means any day on which the banks in the Kingdom of Denmark are open for business.

1.6.          “Commitment” means, at any time, the then-current Nycomed Employees, each performing the relevant Employee Function for the relevant Employee Percentage (as measured on a quarterly basis).

1.7.          “Country Employee” means any Nycomed Employee whose Employee Function is the performance of a Country Service.

1.8.          “Country Services” has the meaning set forth in Section 2.1(a).

1.9.          “Detail” means a face-to-face contact of a sales representative with a Target Prescriber during which scientific and/or medical information about a Product is discussed. A Detail does not include a reminder or sample drop. When used as a verb, the term “Detailing” means to engage in the activity of a Detail.

1.10.        “Employee Function” means, with respect to a Nycomed Employee, the Services performed by such Nycomed Employee, as set forth in Schedule 4.1.

1.11.        “Employee Percentage” means, with respect to a Nycomed Employee, the percentage of business time spent by such Nycomed Employee in performing the relevant Employee Function, as set forth in Schedule 4.1.

1.12.        “FTE Costs” means, with respect to each calendar quarter or portion thereof under this Agreement, the result of the following calculation:

(a)           For each Nycomed Employee, the relevant FTE Rate multiplied by the relevant Employee Percentage, prorated as necessary if the relevant Employee Services were only provided for a portion of such calendar quarter;

(b)           The sum of all the amounts calculated in accordance with clause (a);

(c)           The result of clause (b) divided by four to reflect a quarterly compensation;

(d)           The result of clause (c) multiplied by 125 percent (125%).

By way of example, the FTE Costs would be calculated as follows:

[**]

1.13.        “FTE Rate” means, with respect to a Nycomed Employee, the annual compensation cost to Nycomed or the relevant Nycomed Affiliate employing such Nycomed Employee, as set forth in Schedule 4.1.

1.14.        “Governmental Authority” means and includes all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the Territory, which regulate, direct or control commerce in or with the Territory, including Approvals.

1.15.        “Grupo Ferrer” means Grupo Ferrer Internacional S.A.

1.16.        “Improvements” means authorized, updated or modified manufacturing processes for the Product or its component substances, additional dosage unit sizes or other similar authorized modifications to the production and delivery of the Product as part of an Approval for the Product.

1.17.        “Indication” means a particular use for the Product which has received Approval from a Governmental Authority in one or more countries of the Territory.

1.18.        “Initial Indication” means the Product’s first Indication receiving Approval in one or more countries of the Territory.

1.19.        “International Employee” means any Nycomed Employee whose Employee Function is the performance of an International Service.

1.20.        “International Services” has the meaning set forth in Section 2.1(a).

1.21.        “Launch” means the date of announcement to prescribers of pharmaceuticals, of the availability of Product upon prescription to treat an Initial Indication or a subsequent Indication in any country in Territory.

1.22.        “Marketing Plan” means the written plans prepared by Nycomed for conducting the Services. The Marketing Plan in effect of the Effective Date is attached hereto as Exhibit F.

1.23.        “Nycomed Employee” means each employee of Nycomed or one of Nycomed’s Affiliates who is performing Services pursuant to this Agreement, as set forth in Schedule 4.1.

1.24.        “Packaging Agreement” means the Quality (GMP) Agreement for Third Party Contract Manufacture, entered into as of April 24, 2002, between TMC and Nycomed.

1.25.        “Pharmacovigilance Agreement” means the Pharmacovigilance Agreement on Bivalirudin®, entered into as of September 16, 2004, between TMC and Nycomed.

1.26.        “Pharmacovigilance QP Agreement” means the Agreement between The Medicines Company and Nycomed Denmark A/S on the role of the Qualified Person for Pharmacovigilance in the European Union for Angiox, entered into as of August 16, 2004, between TMC and Nycomed.

1.27.        “Pharmacovigilance QP Services” means the services Nycomed is obligated to perform under the Pharmacovigilance QP Agreement.

1.28.        “PhV Agreements” means the Pharmacovigilance Agreement and the Pharmacovigilance QP Agreement.

1.29.        “Product” means Bivalirudin, being a highly specific and reversible direct thrombin inhibitor, which operates by specific binding to both the catalytic site and to the anion-binding exosite of circulating and clot-bound thrombin. The active substance is a synthetic, twenty (20)-amino acid peptide, whose chemical name is D-phenylalanyl-Lprolyl-Larginyl-L-prolyl-glycyl-glycyl-glycyl-glycyl-L-asparagyl-glycyl-L-aspartly-L-phenylalanyl-L-glutamyl-L-glutamyl-isoleucyl-L-prolyl-L-glutamyl-L-glutamyl-L-tyrosyl-L-leucine-trifluoracetate (salt) hydrate. Its molecular weight is 218.19 daltons (anhydrous free base peptide). Product shall also include Improvements.

1.30.        “Product Labeling” means all Product labels and other written, printed, or graphic matter approved by the relevant Governmental Authority, with respect to the Product, including the foregoing displayed upon any container or wrapper of a Product and any written material accompanying a Product, including without limitation Product package inserts.

1.31.        “Product Promotional Materials” means all printed or graphic material, other than Product Labeling, intended for use by sales representatives during Details, including visual aids, file cards, premium items, clinical studies, reprints, drug information updates and any other promotional support items that TMC deems necessary with respect to the promotional activities hereunder.

1.32.        “PTC” means the Product Transition Committee, as defined in the Transition Agreement.

1.33.        “QA Agreements” means, collectively, the AQRPA, the Release Agreement and the Packaging Agreement.

1.34.        “Quality Agreements means, collectively, the QA Agreements and the PhV Agreements. For the sake of clarity, with respect to each Quality Agreement, all references to such Quality Agreement with respect to activities pursuant to the Former Distribution Agreement (i.e., prior to the Effective Date) shall mean such Quality Agreement unamended by the Transaction Agreements, and all references to such Quality Agreement with respect to activities on or after the Effective Date shall mean such Quality Agreement as amended by the Transaction Agreements.

1.35.        “Release Agreement” means the Quality (GMP) Agreement for Third Party Contract Quality Release, entered into as of February 24, 2004, among TMC, Nycomed and Nycomed Austria GmbH.

1.36.        “Services” has the meaning set forth in Section 2.1(a).

1.37.        “Target Prescribers” means such type(s) of physicians and hospital administrators identified by TMC, or identified by Nycomed and approved by TMC.

1.38.        “Trademarks” means trademarks, trade names, service marks, and other proprietary symbols owned or controlled by TMC and as designated by TMC in Exhibit C hereto.

1.39.        “Transaction Agreements” means, collectively, this Agreement, the New Distribution Agreement and the Transition Agreement.

2.             SERVICES

2.1.          Services and Performance.

(a)           Nycomed shall perform the following services on behalf of TMC with respect to the Product in the Territory (collectively, the “Services”):

(i)            Detailing and other direct selling activities performed by sales representatives;

(ii)           sales management and key account manager services;

(iii)          product/marketing management and support activities;

(iv)          medical advisor services (the services described in clauses (i) thru (iv), collectively, when performed with respect to any particular country(ies) in the Territory, the “Country Services”);

(v)           international marketing services; and

(vi)          the Pharmacovigilance QP Services (the services described in clauses (v) through (vi), collectively, the “International Services”).

(b)           Subject to Section 4.1 and except as otherwise directed by TMC, Nycomed shall perform (and, for the avoidance of doubt, shall cause Nycomed Affiliates to perform) the

Services in accordance with the then-current Marketing Plan, Nycomed’s past practices under the Former Distribution Agreement and the manner in which Nycomed performs similar services for Nycomed’s other pharmaceutical products which are sold to hospitals; provided, however, that, notwithstanding any direction by TMC to the contrary:

(i)            Nycomed shall have no obligation to provide Services beyond the then-current Commitment;

(ii)           Nycomed shall have no obligation to act in accordance with TMC’s directions if doing so would violate any applicable provision of law, statute, rule or regulation, as determined by Nycomed in good faith, or would cause Nycomed to breach any obligation owed to a third party under an agreement entered into by Nycomed in good faith; and

(iii)          Unless otherwise agreed by Nycomed and TMC, Nycomed shall (A) perform the activities which Nycomed is required to perform, as specified in Schedule 2.1(b), and (B) not perform the activities which Nycomed is required not to perform, as specified in Schedule 2.1(b).

(c)           Nycomed may amend the Marketing Plan upon [**] Business Days prior written notice to TMC, provided that TMC does not object to any such proposed amendments. For the sake of clarity, TMC may require changes to the Marketing Plan and Nycomed shall comply with such changes, subject to the provisions of Sections 2.1(b)(i), (ii) and (iii).

(d)           To the extent that Nycomed or any Nycomed Affiliate performs the Services pursuant to country-specific marketing plans, Nycomed shall ensure that such country-specific marketing plans are consistent with the then-current Marketing Plan. [**], if later), Nycomed shall provide TMC with copies of the country-specific marketing plans for the following countries:  France, Italy, the United Kingdom, Germany, Netherlands, Demark, Finland, Sweden and Norway.

(e)           Nycomed shall ensure that the Product Promotional Materials comply with all applicable laws and any direction provided to Nycomed by TMC.

(f)            During the term of the New Distribution Agreement with respect to a country in the Territory, TMC and Nycomed shall quote to potential buyers the then-current price for the Product set by Nycomed with respect to such country or agreed upon by Nycomed with the applicable state health services in such country. In the event that the term of this Agreement extends past the term of the New Distribution Agreement with respect to a country, then following the expiration or termination of the New Distribution Agreement with respect to such country, TMC and Nycomed shall quote to potential buyers in the Territory the then-current price for the Product set by TMC with respect to such country.

(g)           Subject to the applicable regulations in the Territory and to the extent permitted by law, Nycomed shall not actively advertise or promote the Product to potential buyers located outside the Territory, or in any language, other than an official language of the Territory. Particularly, Nycomed is cognizant of and recognizes the exclusive distribution and promotion rights granted by TMC to Grupo Ferrer for Spain, Portugal and Greece and for certain countries within Central and South America.

2.2.          Pharmacovigilance QP. The Pharmacovigilance QP Agreement shall remain in effect unless terminated as provided herein; provided, however, that the Pharmacovigilance QP Agreement is hereby amended as follows:  (a) all references in the Pharmacovigilance QP Agreement to the Former Distribution Agreement or the “Distribution Agreement” (as defined in such Quality Agreement) shall instead refer to this Agreement; and (b) the third (3rd) bullet of the “Miscellaneous” section of the Pharmacovigilance QP Agreement is hereby deleted in its entirety. Without limitation to the obligations under Section 2.1, Nycomed shall continue to perform the Pharmacovigilance QP Services during the term of this Agreement, except to the extent the Pharmacovigilance QP Agreement is earlier terminated in accordance with Section 13.2.

2.3.          Grupo Ferrer. For the sake of clarity, Nycomed shall continue the arrangements that were in place with respect to Grupo Ferrer during the term of the Former Distribution Agreement in accordance with past practice during such term, including the performance of services under this Agreement and the Pharmacovigilance QP Agreement.

2.4.          Application to Affiliates. The Parties agree and acknowledge that Nycomed has performed certain of its obligations under the Former Distribution Agreement through Nycomed’s Affiliates and that Nycomed may perform certain of its obligations under this Agreement and the Pharmacovigilance QP Agreement through Nycomed’s Affiliates. Nycomed shall cause its Affiliates to comply with all of Nycomed’s obligations under this Agreement and the Pharmacovigilance QP Agreement to the same extent that Nycomed is itself obligated to perform hereunder or thereunder and Nycomed shall be responsible for any failure by any Affiliate to do so. Except as otherwise expressly stated herein, any references to Nycomed in this Agreement and the Pharmacovigilance QP Agreement shall also apply to Nycomed’s Affiliates to the extent such Affiliates have performed or will perform Nycomed obligations hereunder or thereunder.

2.5.          Non-Exclusive. Nycomed’s activities hereunder shall be on a non-exclusive basis and, subject to providing advance notice to Nycomed of its intent to do so, TMC shall at all times have every right to perform the Services with respect to the Product wherever and to whomever it chooses using TMC’s own sales force, other employees or third parties. If TMC performs the Services with respect to the Product in the Territory, itself or through TMC’s Affiliates or third parties, Nycomed shall cooperate with TMC, TMC’s Affiliates and such third parties, as reasonably requested by TMC, TMC’s Affiliates or such third parties, with respect to such activities. The employees of TMC and TMC’s Affiliates and other third parties appointed by TMC who are performing the Services with respect to the Product in the Territory shall be clearly identified in business cards and other business identification as employees of TMC or TMC’s Affiliates or such third parties, and shall not represent themselves as employees or agents of Nycomed or Nycomed’s Affiliates.

2.6.          Coordination. As described in the Transition Agreement, the Transition Managers (as defined in the Transition Agreement) and the PTC shall be responsible for coordinating the Parties’ activities under this Agreement.

2.7.          Copyright. In accordance with the Transition Agreement, all of Nycomed’s right, title and interest in and to all copyrightable materials relating to the Product, including without limitation the Marketing Plan, Product Promotional Materials and Product Labeling, and any translations thereof, whether existing as of the Effective Date or whether created, developed or acquired by Nycomed thereafter, shall be assigned to TMC or its TMC’s designee.

3.             COMPLIANCE WITH LAWS

Each of Nycomed and TMC covenants that all of its activities under or pursuant to this Agreement or the Pharmacovigilance QP Agreement shall comply with all applicable laws, rules and regulations; without limitation to the foregoing, Nycomed shall comply with applicable laws, rules and regulations with respect to Nycomed’s employment of the Nycomed Employees. Each Nycomed Employee shall perform the Services in accordance with all applicable laws, rules and regulations and the terms of this Agreement, and Nycomed shall train and educate all Nycomed Employees on a periodic basis regarding relevant aspects of such laws, rules and regulations. Without limitation to the foregoing, Nycomed shall not make any statements or claims regarding the Product, including its Indications, efficacy and safety, that are inconsistent with the Product Labeling and the Product Promotional Materials. Nycomed shall not add, delete or modify claims of efficacy or safety in the Detailing of the Product, nor make any changes (including underlining or otherwise highlighting any language or adding any notes thereto) in the Product Promotional Materials. Nycomed shall Detail the Product in accordance with all regulatory and professional requirements, and all applicable laws. Nycomed covenants that it shall carefully monitor the activities of the Nycomed Employees to ensure compliance with all applicable laws. Nycomed shall promptly notify TMC of any claim that Nycomed has failed to comply with laws in performing the Services.

4.             NYCOMED EMPLOYEES

4.1.          Committed Nycomed Employees.

(a)           Nycomed represents and warrants to TMC that Schedule 4.1, as attached hereto as of the Effective Date, reflects, as of the Effective Date, (i) the names and locations of each

Nycomed Employee (anonymized where necessary to comply with applicable data protection laws); (ii) the Employee Function performed by such Nycomed Employee; (iii) the Employee Percentage for such Nycomed Employee, as measured on a quarterly basis; and (iv) the FTE Rate for such Nycomed Employee. Nycomed shall update Schedule 4.1 on a monthly basis to reflect the changes permitted by Section 4.1(c).

(b)           Nycomed shall ensure that Nycomed’s obligations under this Agreement with respect to each Service are performed using only the relevant Nycomed Employees and that each Nycomed Employee shall perform the relevant Employee Service for the Employee Percentage, as measured on a quarterly basis.

(c)           Notwithstanding Section 4.1(b):

(i)            If the employment of any Country Employee by Nycomed or Nycomed’s Affiliates terminates for any reason, or if Nycomed or the relevant Nycomed Affiliate reassigns a Country Employee from performing the relevant Employee Service or by otherwise changing the Employee Percentage spent by a Country Employee performing the relevant Employee Service, then Nycomed and Nycomed’s Affiliates shall have no right or obligation to replace such Country Employee and, upon such termination of employment or reassignment, such individual shall no longer be considered a Country Employee hereunder and TMC shall no longer be responsible for reimbursing FTE Costs with respect to such individual; provided, however, that (A) Nycomed shall not terminate or reassign Country Employees except consistent with past practice under the Former Distribution Agreement or otherwise with the consent of TMC, and (B) Nycomed shall not terminate or re-assign all or substantially all of the Country Employees except with the consent of TMC. The Parties shall, however, discuss in good faith whether any such terminated or reassigned Country Employee(s) should be replaced.

(ii)           Nycomed shall terminate the performance of the relevant International Services by any International Employee hereunder by reassigning such International Employee to other activities within Nycomed or a Nycomed Affiliate, upon TMC’s reasonable request if such International Employee is not performing the relevant Employee Service in accordance with the terms of this Agreement or as required by any applicable law.

(iii)          Except as provided in Section 4.1(c)(ii), Nycomed and Nycomed’s Affiliates shall not terminate the employment of any International Employee, nor reassign any International Employee from performing the relevant Employee Service for the relevant Employee Percentage. If, however, any International Employee is unavailable to provide the relevant International Services, (A) such individual shall no longer be considered an International Employee hereunder, (B) TMC shall no longer be responsible for reimbursing FTE Costs with respect to such individual, (C) Nycomed shall promptly identify another employee of Nycomed or one of Nycomed’s Affiliates who is not already a Nycomed Employee hereunder and who possesses the relevant background, education and experience to fulfill such duties, and

(D) Nycomed shall promptly notify TMC of the identity, qualifications and FTE Rate of such employee in writing. Unless TMC reasonably objects to such employee within ten Business Days after TMC’s receipt of the written notice specifying the identity, qualifications and FTE Rate of such employee, Nycomed shall substitute such employee for the unavailable International Employee hereunder, such employee shall be deemed an International Employee thereafter and TMC shall thereafter be responsible for reimbursing the relevant FTE Costs with respect to such substituted International Employee.

(d)           The Nycomed Employees shall cooperate with members of the TMC sales force and with the PTC, as reasonably requested by TMC. TMC shall coordinate any requests for such cooperation through the Nycomed Transition Manager (as defined in the Transition Agreement).

4.2.          Employment Relationships.

(a)           The Nycomed Employees shall be clearly identified in business cards and other business identification as employees of Nycomed or Nycomed’s Affiliates, and shall not represent themselves as employees or agents of TMC or TMC’s Affiliates. Employees of TMC and TMC’s Affiliates shall be clearly identified in business cards and other business identification as employees of TMC or TMC’s Affiliates, and shall not represent themselves as employees or agents of Nycomed or Nycomed’s Affiliates.

(b)           No Nycomed Employee, or any other employee or consultant to Nycomed or Nycomed’s Affiliates performing services under this Agreement, shall be an employee of TMC for any purpose. The Nycomed Employees shall report to Nycomed managers. Nycomed will ensure that the Nycomed Employees are informed of the obligations relating to their performance under the terms of this Agreement and are bound to comply with the same. No employee of or consultant to TMC or TMC’s Affiliates performing services under this Agreement shall be an employee of Nycomed for any purpose. TMC’s employees shall report to TMC managers. TMC will ensure that TMC employees are informed of the obligations relating to their performance under the terms of this Agreement and are bound to comply with the same.

(c)           Nycomed shall be solely responsible for any compensation that is payable to the Nycomed Employees and any other employee or consultant to Nycomed or Nycomed’s Affiliates performing services under this Agreement. Nycomed represents and warrants to TMC that Nycomed’s and Nycomed’s Affiliates’ compensation programs for such employees and consultants do not, and will not, provide financial incentives for the promotion, sales, and marketing of the Product in violation of applicable laws. TMC shall be solely responsible for any compensation that is payable to any employee of or consultant to TMC or TMC’s Affiliates performing services under this Agreement. TMC represents and warrants to Nycomed that TMC’s and TMC’s Affiliates’ compensation programs for such employees and consultants do not, and will not, provide financial incentives for the promotion, sales, and marketing of the Product in violation of applicable laws.

(d)           Nycomed and Nycomed’s Affiliates shall not treat any Nycomed Employee less favorably than Nycomed and Nycomed’s Affiliates treat their other employees.

(e)           Nycomed shall be solely responsible for all probationary and termination actions taken by it, as well as for the formulation, content, and dissemination of all employment policies and rules (including written probationary and termination policies) applicable to Nycomed’s and Nycomed’s Affiliate’s employees and contractors. Nothing herein shall be construed to imply that TMC shall have any decision making authority regarding the discipline or termination of employees or consultants of Nycomed or Nycomed’s Affiliates.

5.             REPORTING BY NYCOMED

Nycomed shall keep TMC informed on a frequent, on-going basis with respect to the conduct of the Services, describing past activities and [**]. Without limitation to the foregoing, Nycomed shall submit written reports to TMC within [**] Business Days after [**], the format for which shall be consistent with past practice and containing at least as much detail as in reports generated by Nycomed under the Former Distribution Agreement, but including:

(a)           [**]

(b)           [**]

(c)           [**]

6.             TRADEMARKS

6.1.          The Product. The Product shall be Detailed by Nycomed under the trademark “Angiox” and/or any other trademark selected by TMC.

6.2.          Right to Use. Nycomed shall use the Trademarks on a non-exclusive basis during the term of this Agreement in the Territory solely for promoting and marketing the Product in accordance with this Agreement. Nycomed shall not at any time do or permit any act to be done which may in any way impair the rights of TMC in the Trademarks. TMC shall at all times retain sole and exclusive ownership of the Trademarks. TMC agrees that, if required by the laws of any country of the Territory, recordal of Nycomed’s license with respect to the Trademarks or other recording of Nycomed’s rights as a user of the Trademarks shall be permitted with the prior written consent of TMC, such consent not to be unreasonably withheld. Nycomed shall promptly inform TMC of any infringement or challenge of the Trademarks in the Territory. TMC shall have the sole and exclusive right to bring all actions or proceedings relating to the Trademarks, and Nycomed shall not take any legal action against a third party based on infringement of the Trademarks, unless so authorized by TMC. Furthermore, Nycomed shall provide all reasonable assistance to TMC, at TMC’s request and expense, towards defending the Trademarks from infringement or challenge by or against third parties. TMC shall be responsible for all application and registration procedures for the Trademarks in the Territory. Should such procedures be unsuccessful, TMC’s obligation towards Nycomed shall only be limited to registering a new Trademark for the Product.

6.3.          Quality Control. In order to comply with TMC’s quality control standards, Nycomed shall:  (i) use the Trademarks in compliance with all relevant laws; (ii) obtain TMC’s prior written approval of each such use; (iii) provide, at TMC’s request, reasonable quantities of advertisements or other promotional materials on which the Trademarks are affixed, in order to allow TMC to confirm that Nycomed’s use of such Trademarks is in compliance with TMC’s applicable standards and guidelines which are then in effect; and (iv) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Product.

6.4.          Promotion on Internet. Nycomed shall not engage in promotion or marketing of the Product outside the Territory via the Internet. All Internet sales activities shall be in accordance with local laws and guidelines. The Parties agree that at least the following behavior shall constitute breach of this Section 6.4:

(a)           the use on the Internet of a language other than any official language of the Territory;

(b)           the use on the Internet of banners or links specifically available to customers other than customers in the Territory;

(c)           the use on the Internet of any other symbol or denomination of any currency than those for the currencies of the Territory;

(d)           the use on the Internet of any other trademarks for the Product other than the Trademarks;

(e)           the use on the Internet of any other package of the Product than the packages of the Product for the Territory.

6.5.          Domain Names, Marks, Corporate Names and Meta-Tags. In no event shall Nycomed:  (i) establish, operate, sponsor, or contribute content to any site on the Internet which incorporates the word “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company”, any of TMC’s trademarks, service marks or trade names identified in Exhibit E hereto (the “Marks”) or any variation of such Marks as its URL address or any part of such address; (ii) register any domain name which incorporates any of the words “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company” or the Marks (and Nycomed hereby agrees to transfer such domain name to TMC if it breaches this provision); (iii) register any of the Marks or any Marks that are confusingly similar to any of the words “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company” or the Marks; (iv) form (or change the name of) any corporation or other entity under or to a name which incorporates any of the words “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company” or any of the Marks; or (v) at any time during or after the term of this Agreement, in order to attract visitors to any site on the Internet, (A) use “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company”, any of the Marks or any variation thereof as a meta-tag or invisible text or on any unused frame or bridge page,  (B) purchase “Angiomax”, “Angiox”, “Angionax” or “The Medicines Company”, any of the Marks or any variation thereof as a search term from any search engine; or (C) engage in any other practice designed to direct web browsers using search engines to different web pages or versions of web pages than the pages corresponding to search terms entered by the user (including without limitation “bridge pages”, “cloaking” or “pagejacking”).

6.6.          Equitable Relief. Nycomed acknowledges and agrees that due to the unique nature of domain names, there can be no adequate remedy at law for any breach of its obligations under this Section 6, and that any breach may allow Nycomed or third parties to unfairly compete with TMC, and therefore, that upon any breach by Nycomed or threat thereof, TMC shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. Nycomed shall notify TMC in writing immediately upon the occurrence of any such breach or any threat thereof of which it is aware.

7.             NO RIGHTS BY IMPLICATION

No rights or licenses with respect to the Product or the Trademarks are granted or deemed granted by TMC under this Agreement or the Pharmacovigilance QP Agreement or in connection herewith or therewith, other than those rights expressly granted in this Agreement.

8.             COMMUNICATIONS

8.1.          Communications from Third Parties.

(a)           Nycomed shall, as reasonably requested by TMC, assist TMC with respect to customer communications in the Territory and shall keep TMC reasonably advised of any material developments of which Nycomed becomes aware in the course of performing the Services hereunder that may affect the sale of the Product in the Territory.

(b)           In particular, and without limitation to Section 8.1(a), Nycomed shall promptly communicate to TMC all comments, statements, requests and inquiries of the medical profession or any other third parties relating to the Product that are non-routine, or not covered by Product Labeling, of which Nycomed becomes aware, including, for the sake of clarity, Adverse Events (as defined in the Transition Agreement). All responses to such comments, statements, requests and inquiries to the medical profession or such other third parties shall be handled solely by TMC except to the extent provided in the PhV Agreements (if then in effect). Nycomed shall provide reasonable assistance to TMC as reasonably needed for TMC to fully respond to such communications. Nycomed shall keep adequate records of medical inquiries and reports received concerning the Product and shall provide TMC with copies thereof on a monthly basis.

8.2.          Government Agencies. Except to the extent provided in the PhV Agreements (if then in effect), all responses to Governmental Authorities concerning the Product shall, unless Nycomed is required by law to provide such a response, be the sole responsibility of TMC. Nycomed shall provide reasonable assistance to TMC with respect to communications from Governmental Authorities to the extent reasonably deemed necessary by TMC to fully respond to such communications and as reasonably requested by TMC.

9.             SAMPLES

Nycomed shall not distribute any samples of the Product except to the extent, if any, mutually agreed by the Parties.

10.          COMPENSATION

10.1.        Payments. In consideration of services performed hereunder, TMC shall (a) reimburse Nycomed the FTE Costs for Nycomed’s activities under this Agreement; and (b) reimburse Nycomed for any out-of-pocket costs owed to a third party and incurred by Nycomed after the Effective Date to the extent solely attributable and directly related to the items listed on Schedule 2.1(b) or otherwise pre-approved by TMC in writing (the “Nycomed Expenses”); provided, however, that (i) such costs shall be incurred in the ordinary course of business and consistent with Nycomed’s past practice, (ii) such costs shall be in accordance with the budget set forth on Schedule 2.1(b) or otherwise pre-approved by TMC in writing, and (iii) Nycomed shall maintain adequate supporting documentation to substantiate all such costs billed to TMC and shall provide the foregoing to TMC upon request.

10.2.        Calculation. The FTE Costs and Nycomed Expenses (collectively, the “Service Fee”) for each calendar quarter shall be calculated by Nycomed at the end of such quarter, on behalf of itself and Nycomed’s Affiliates, and shall be reported by Nycomed to TMC after the end of each such calendar quarter, along with detailed reports of the calculation thereof, as follows:  within five Business Days after the end of each quarter, Nycomed shall report such information with respect to the first two months of such quarter, and within ten Business Days after the end of each quarter, Nycomed shall report such information with respect to the third month of such quarter. If any portion of the Services Fee is stated in a currency other than United States Dollars during such quarter, then, for the purpose of calculating the Service Fee for such quarter, such portion of the Service Fee shall be converted into United States Dollars at the exchange rate between those two currencies most recently quoted in the European Central Bank in Frankfurt as of the last Business day of such calendar quarter. If no such exchange rate has been quoted in the European Central Bank in Frankfurt at any time during the twelve (12) month period preceding the last Business Day of such quarter, the Parties shall determine in good faith a reasonable exchange rate to be applied to such portion of the Service Fee.

10.3.        Payment Form.

(a)           All payments between the Parties shall be in US Dollars and shall be made by bank wire transfer in next day available funds to the bank account designated in writing by the receiving Party from time to time. For the sake of clarity, TMC shall pay any amounts due by TMC hereunder only to Nycomed Danmark ApS and TMC shall have no obligation to make any payments to any Nycomed Affiliate.

(b)           Taxes now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon TMC and measured by the gross or net income of TMC) shall be the responsibility of Nycomed as between TMC and Nycomed, and if paid or required to be paid by TMC, Nycomed shall reimburse the amount thereof to TMC. Nycomed remains responsible to the local VAT authorities for introducing any periodical VAT returns and paying any VAT due with respect to the Service Fee, if required to do so under the applicable VAT law and regulations. TMC shall provide Nycomed with a certificate of residence and other documents which Nycomed may reasonably request in order to demonstrate that TMC is a tax resident of the United States.

10.4.        Payment Dates. TMC shall pay Nycomed’s invoices for the Service Fee on a quarterly basis in accordance with Section 8 of the Transition Agreement.

10.5.        All Inclusive. Other than the payment obligations in this Section 10, TMC shall have no other payment obligations to Nycomed with respect to the Services under this Agreement and the Pharmacovigilance QP Agreement. For the sake of clarity, the FTE Costs cover, without any additional charge to TMC, the costs of supporting the Nycomed Employees and the provision of the Services (including all costs of travel, automobiles, other transportation, lodging, meals, use of computers and computing facilities, office space, administrative support, corporate executive support and other infrastructure), consistent with Nycomed’s past practices under the Former Distribution Agreement and the manner in which Nycomed supports its other employees performing similar activities.

11.          WARRANTY AND INDEMNIFICATION

11.1.        Performance by Nycomed. Nycomed hereby warrants that (a) Nycomed will use commercially reasonable efforts to perform the Services in a professional, timely, competent and efficient manner; (b) subject to Section 4.1, Nycomed has the resources and skilled employees to perform its obligations under this Agreement; and (c) Nycomed shall abide by all laws that apply to the performance of the services to be performed hereunder.

11.2.        Nycomed not Authorized to Bind TMC. Nothing in this Agreement shall be deemed to authorize Nycomed to act for, represent, or bind TMC or any of its Affiliates other than as specifically provided by this Agreement.

11.3.        Indemnifications.

(a)           Nycomed hereby agrees to indemnify, defend and hold harmless TMC, all Affiliates of TMC and all officers, directors, employees and agents thereof from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions (including without limitation attorneys’ fees, expenses and settlement costs) (collectively, “Damages”) arising out of:  (i) Nycomed’s breach of any of its obligations under this Agreement or the Pharmacovigilance QP Agreement; or (ii) Nycomed’s making representations or warranties which are not authorized by TMC hereunder.

(b)           TMC hereby agrees to indemnify, defend and hold harmless Nycomed, Affiliates of Nycomed and all officers, directors, employees and agents thereof from all Damages arising out of TMC’s breach of any of its obligations under this Agreement or the Pharmacovigilance QP Agreement.

(c)           In the event a claim is based partially on an indemnified claim described in Sections 11.3(a) and/or 11.3(b) above and partially on a non-indemnified claim, or is based partially on a claim described in Section 11.3(a) above and partially on a claim described in Section 11.3(b) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

(d)           The indemnified Party under this Section 11.3 hereby agrees that (i) it will give written notice to the indemnifying Party of each claim for which it seeks indemnification hereunder and that the indemnifying Party shall have sole control and authority with respect to the defense and settlement of any such claim; and (ii) the indemnified Party shall cooperate fully with the indemnifying Party, at the indemnifying Party’s sole cost and expense, in the defense of any such claim. The indemnifying Party shall not accept any settlement which imposes liability not covered by this indemnification or restrictions on the indemnified Party without the indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

12.          LIMITATIONS ON LIABILITY

TMC SHALL IN NO EVENT BE LIABLE FOR ANY LOSS OF PROFITS OR USE OF THE PRODUCT, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, MULTIPLE OR OTHER INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCT OR PERFORMANCE OR TERMINATION OF THIS AGREEMENT OR THE PHARMACOVIGILANCE QP AGREEMENT, EVEN IF TMC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

13.          TERM AND TERMINATION

13.1.        Term.

Without prejudice to TMC’s termination rights under Sections 13.2, 13.3, and 13.4 or Nycomed’s termination rights under Sections 13.3 and 13.4, this Agreement shall begin on the Effective Date, and this Agreement and the Pharmacovigilance QP Agreement shall continue until December 31, 2007; provided, however, that, if so requested by TMC, this Agreement and the Pharmacovigilance QP Agreement shall continue, on a country-by-country basis with respect to Switzerland and Ukraine and, to the extent that marketing or sales of the Product have begun in such country prior to December 31, 2007, with respect to Kazakhstan and Russia, until the earliest of:

(a)           June 30, 2008;

(b)           any date between January 1, 2008 and June 30, 2008, provided that TMC provides Nycomed with at least 30 days written notice of such termination date; or

(c)           the Transition Date (as defined in the Transition Agreement).

The term of this Agreement and the Pharmacovigilance QP Agreement may be extended upon further mutual written agreement of the Parties.

13.2.        TMC’s Additional Termination Rights.

Provided that such termination, and TMC’s or TMC’s designee’s continuation of activities performed by Nycomed thereunder, comply with applicable law, TMC may terminate the Pharmacovigilance QP Activities and the Pharmacovigilance QP Agreement at any time (including, for the sake of clarity, prior to December 31, 2007) by providing Nycomed at least 30 days prior written notice. In addition, TMC shall use commercially reasonable efforts to be able to terminate the Pharmacovigilance QP Activities and the Pharmacovigilance QP Agreement, and continue the activities performed by Nycomed thereunder, on or about October 31, 2007, or as soon as practicable thereafter, and Nycomed shall use commercially reasonable efforts to retain the individual designated as QP (as defined in the Pharmacovigilance QP Agreement) as of the Effective Date in such position through October 31, 2007 (or the earlier date on which TMC terminates the Pharmacovigilance QP Agreement).

13.3.        Termination for Breach.

In the event of a breach of this Agreement or the Pharmacovigilance QP Agreement by either Party and such Party’s failure to remedy such breach within [**] days after receiving notice thereof from the non-breaching Party which specifies the circumstances that constitute the breach, then the non-breaching Party may terminate this Agreement and the Pharmacovigilance QP Agreement with immediate effect upon written notice to the breaching Party; provided, however, that such [**] day period shall be reduced to [**] days with respect to any failure by TMC to pay amounts due under this Agreement on the date when such amounts become due.

13.4.        Termination upon Bankruptcy.

This Agreement and the Pharmacovigilance QP Agreement may be terminated by either Party with immediate effect upon the filing of a petition in bankruptcy, insolvency or reorganization against or by the other Party, or such other Party becoming subject to a composition for creditors, whether by law or agreement, or such other Party going into receivership or otherwise becoming insolvent, or any analogous event occurring under the laws of the jurisdiction in which such other Party is incorporated.

13.5.        Payment Obligations Continue.

Termination or expiration of this Agreement or the Pharmacovigilance QP Agreement shall not result in the reimbursement of non refundable, non creditable payments or affect the obligation of either Party to pay the other all amounts owing or to become owing as a result of the services provided hereunder by Nycomed to TMC on or before the date of such termination or expiration or to pay reimbursements for expenses as required by this Agreement, as well as (a) interest thereon at the rate specified in Section 8.6 of the Transition Agreement to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement and (b) any obligation with respect to the payment or reimbursement of taxes.

13.6.        No Post-Termination Compensation for Loss of Good Will.

Except to the extent provided in Section 9 of the Transition Agreement:

(a)           In the event of a termination pursuant to any of these provisions or upon expiration of this Agreement, TMC shall not have any obligation to Nycomed, or to any employee, agent, representative or sub-distributor of Nycomed or its Affiliates, for compensation or for damages of any kind, whether on account of the loss by Nycomed or such employee, agent, representative or sub-distributor of present or prospective sales, investments, compensation or goodwill as a result of termination or expiration in accordance with the terms of this Agreement or the Pharmacovigilance QP Agreement.

(b)           Nycomed, for itself and on behalf of each of its and its Affiliates’ employees, agents, representatives, hereby waives any rights that may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement or the Pharmacovigilance QP Agreement.

(c)           Nycomed hereby indemnifies and holds TMC harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent,  representative of Nycomed or its Affiliates under any applicable termination, labor, social security or other laws or regulations other than those for which TMC is obligated to indemnify Nycomed under Section 11.3(b) above.

13.7.        Survival of Terms.

Notwithstanding anything else in this Agreement to the contrary, the Parties agree that Sections 2.4, 2.7, 3, 4.2(c), 5 (with respect to the month and quarter in which this Agreement expires or terminates), 6.5, 6.6, 7, 10.5, 11, 12, 13.5, 13.6, 13.7, 13.8, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 shall survive the termination and expiration of this Agreement, as well as any other provision herein expressly surviving expiration or termination or necessary to interpret the rights and obligations of the Parties in connection with the expiration or termination of the term of this Agreement.

13.8.        Additional Effects of Termination.

Upon expiration or termination of this Agreement, Nycomed shall promptly ship to TMC or TMC’s designee, at no additional charge or expense to TMC, all copies of all Product Promotional Materials and all samples of Product.

14.          DISPUTE RESOLUTION

Prior to submission to arbitration, the Parties shall negotiate in good faith within the PTC any disagreements or controversies arising out of or relating to this Agreement or the Pharmacovigilance QP Agreement. Should the PTC be unable to resolve an issue, the President of TMC and the President of Nycomed Parent shall meet, either by telephone or in person, to discuss and attempt resolution of the issue.

If the representative of the Parties cannot, within ten days of their initial discussion, reach a resolution through informal channels of the issue in dispute, then such dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration conducted in the English language in Cambridge, Massachusetts, U.S.A. under the commercial arbitration rules of the United Nations Commission on International Trade Law. Each Party shall appoint an arbitrator and the two arbitrators so appointed shall jointly appoint a third arbitrator; provided, however, that if they cannot agree (or if one Party refuses to appoint an arbitrator) within 30 days after the initiation of the arbitration, then this third arbitrator shall be appointed by the Presiding Judge of the London Court of International Arbitration. Disputes about arbitration procedure shall be resolved by the arbitrators or failing agreement, by the Presiding Judge of the London Court of International Arbitration in London, England. The arbitrators may proceed to an award notwithstanding the failure of a Party to participate in the proceedings. Discovery shall be limited to mutual exchange of documents relevant to the dispute, controversy or claim; depositions shall not be permitted unless agreed to by both Parties. The arbitrators shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. In no event shall punitive or multiple damages be assessed against either Party. The prevailing Party shall be entitled to an award of reasonable attorney fees incurred in connection with the arbitration in such amount as may be determined by the arbitrators. The award of the arbitrators shall be the sole and exclusive remedy of the Parties and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 14 to the contrary, TMC shall have the right to institute judicial proceedings against Nycomed or against or anyone acting by, through or under Nycomed, in order to enforce TMC’s rights hereunder through specific performance, injunction or similar equitable relief.

15.          AUDIT AND INSPECTION

For a period of [**] years next following each calendar year, Nycomed shall keep, and shall cause each of its Affiliates involved with the promotion or Detailing of the Product or other activities under this Agreement to keep, full, true, and accurate books and records containing all particulars relevant to such activities during such year in sufficient detail to enable TMC to verify that each Nycomed Employee has performed the relevant Services under this Agreement for the relevant Employee Percentage and to verify the FTE Costs and Nycomed Expenses payable by TMC to Nycomed hereunder. TMC shall have the right, [**] during any calendar year, to have such books and records of Nycomed audited by a qualified nationally-recognized, independent accounting firm of TMC’s choosing, during normal business hours upon reasonable notice, for the sole purpose of verifying the accuracy of the amounts paid by TMC to Nycomed hereunder. In the event that an audit shows that Nycomed has overcharged TMC by [**] percent ([**]%) or more, then Nycomed shall pay for all costs of such audit, otherwise the costs of such audit shall be borne by TMC. In all cases, Nycomed shall reimburse to TMC any overpaid compensation promptly, together with interest calculated in accordance with Section 8.6 of the Transition Agreement, and TMC shall promptly pay to Nycomed any underpaid compensation.

16.          RELATIONSHIP OF THE PARTIES

16.1.        The relationship among the Parties is and shall be that of independent contractors. This Agreement does not establish or create a partnership or joint venture among the Parties, and neither Party shall hold itself out as an agent or employee of the other Party. Neither Party shall have authority to make any statements, representations, warranties or commitments of any kind, or to take any action, which shall be binding on the other Party.

16.2.        The Parties acknowledge that, with respect to any country in the Territory, during any period in which Nycomed holds the Product marketing authorization in such country, notwithstanding anything to the contrary in this Agreement, Nycomed shall be responsible to the relevant Governmental Authorities for the performance of the Services and their compliance with applicable laws on medicinal products. Nycomed may subcontract, and hereby is subcontracting, the performance of the Services with respect to such country to TMC, and TMC is hereby contracting with Nycomed to perform the Services with respect to such country for TMC in accordance with the terms of this Agreement and the Pharmacovigilance QP Agreement.

17.          NOTICES

Any notice or other communication required or desired to be given to any Party under the Agreement shall be in writing and shall be directed to the attention of the Chief Financial Officer if sent to TMC (with a copy to the General Counsel of TMC, at the address specified above or via facsimile at 1-973-401-9541) or to the attention of the President if sent to Nycomed (with a copy to the General Counsel of Nycomed, at BYK-Gulden-Str 2, 78467 Konstanz, Germany, or via facsimile at +49 (0) 7531-842982). Such notice or communication shall be deemed given upon the earlier of (a) two Business Days after it is delivered to Federal Express, Airborne, or any other similar express delivery service for delivery to the receiving Party at the address provided for such Party set forth at the beginning of this Agreement, (b) on the day sent if sent via facsimile transmission sent to the facsimile number provided for the receiving Party at the end of this Agreement, with a copy delivered on the same day to Federal Express, Airborne, or any other similar express delivery service for delivery to such Party at the address provided for such Party set forth at the beginning of this Agreement, or (c) on the day actually received by the receiving Party. Any Party may change its address, facsimile number or contact person for notices and communications under this Agreement by giving the other Party notice of such change.

18.          GOVERNING LAW

All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the Parties with respect to performance under this Agreement shall be construed and resolved under, and any arbitration or court action hereunder shall apply, the laws of the Commonwealth of Massachusetts, excluding (i) its conflicts of law principles; and (ii) the United Nations Convention on Contracts for the International Sale of Goods.

19.          SEVERABILITY

The intention of the Parties is to comply fully with all laws and public policies, and this Agreement and the Pharmacovigilance QP Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any arbitration panel or any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement or the Pharmacovigilance QP Agreement consistently with any law or public policy and consequently holds that provision to be invalid, inoperative, unenforceable, or to render other, material, provisions of this Agreement or the Pharmacovigilance QP Agreement invalid, inoperative or unenforceable, such provision shall be set aside, without, however, in any way affecting the validity of the other provisions of this Agreement or the Pharmacovigilance QP Agreement, which shall remain in full force and effect.

20.          FORCE MAJEURE

A Party shall be excused from performing its obligations under this Agreement (other than payment obligations) if its performance is prevented by any cause beyond its control, including but not limited to, Acts of God, fire, explosion, weather, war, insurrection, riots, or government action. Performances shall be excused only to the extent of and during the reasonable continuance of such disability. All obligations of both Parties shall return to being in full force and effect upon the termination of such cause.

21.          COMPLETE AGREEMENT

This Agreement, the other Transaction Agreements and the Quality Agreements contain the entire agreement between the Parties and, except as expressly stated herein or therein, supersedes all prior or contemporaneous discussion, negotiations, representations, warranties, or agreements, relating to the subject matter of this Agreement, the other Transaction Agreements and the Quality Agreements. No changes to this Agreement will be made or be binding on either Party unless made in writing and signed by each Party.

22.          ASSIGNMENT

Subject to Section 2.4, Nycomed shall not assign, transfer or otherwise dispose of this Agreement in whole or in part to any third party without the prior written consent of TMC. TMC shall not assign, transfer or otherwise dispose of this Agreement in whole or in part to any third party without the prior written consent of Nycomed; provided, however, that such consent shall not be required with respect to assignments, transfers or other dispositions by TMC of its rights or obligations under this Agreement, in whole or in part, to (i) an Affiliate or Affiliates of TMC; or (ii) an acquiror of all or substantially all of the capital stock or assets of TMC related to the Product, through purchase, merger, consolidation, or otherwise. This Agreement shall inure to the benefit of the permitted successors and assigns of each Party.

23.          MISCELLANEOUS

(a)           Waiver. None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either Party, except by an instrument in writing signed by a duly authorized officer or representative of such Party. Further, the waiver by either Party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other Party.

(b)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)           Headings. Headings and captions are included in this Agreement for reference purposes only, and shall not be used in order to interpret or construe this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed under seal by their respective duly authorized representative as of the date set forth above.

THE MEDICINES COMPANY		NYCOMED DANMARK ApS

By:	/s/ Clive Meanwell	By:	/s/ Ghita Astrop
Name:	Clive Meanwell	Name:	Ghita Astrop
Title:	CEO	Title:	Managing Director

Facsimile:	973-401-9541	Facsimile:

		By:	/s/ Kerstin Valinder
		Name	Kerstin Valinder
		Title:	EVP
Facsimile:

Nycomed Parent joins in this Agreement as a co-obligor with Nycomed as to all of Nycomed’s obligations hereunder:

NYCOMED HOLDING ApS

		By:	/s/ Bent Korscher
		Name:	Bent Korscher
		Title:	VP Nycomed

Facsimile:

		By:	/s/ Kerstin Valinder
		Name:	Kerstin Valinder
		Title:	EVP

Facsimile:

EXHIBIT A

Countries Included in Territory

Original Countries Constituting the Territory

•      The following countries of the European Union: Austria, Belgium, Denmark, Estonia, Finland, France, Germany, Hungary, Ireland, Italy, Latvia, Lithuania Luxembourg, Malta, the Netherlands, Poland, the United Kingdom and Sweden; but not Greece, Portugal and Spain.

•      Iceland.

•      Liechtenstein.

•      Norway.

•      The Russian Federation and all other former Soviet Republics (excluding Latvia, Lithuania and Estonia)

•      Switzerland.

•      Turkey

Additional Countries of the Territory

The below countries are included in the Territory with the qualification that prior to registration and launch of the Product in any of these countries, TMC and Nycomed shall agree that such actions are reasonable and advisable from a commercial and intellectual property perspective:

•      Cyprus;

•      Czech Republic;

•      Slovakia;

•      Romania;

•      Bulgaria;

•      Slovenia;

•      Croatia;

•      Bosnia Herzegovina;

•      Serbia;

•      Montenegro;

•      Macedonia.

Notwithstanding the foregoing, upon termination of this Agreement with respect to a country, the Territory shall thereafter exclude such country.

EXHIBIT B

INTENTIONALLY OMITTED

EXHIBIT C

Trademarks

Angiomax®, Angiox®, Angionax® or any other trademark selected by TMC for the Product in the Territory

The Medicines Company®(and its logo)

REPLACE HEPARIN, IMPROVE OUTCOMES™

The logo:

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT E

TMC Marks

each of the Trademarks identified in Exhibit C

Hirulog

Exhibit F

Marketing Plan as of the Effective Date

Confidential Materials omitted and filed separately with the Securities and Exchange
Commission. Asterisks denote omissions.

[**]

A total of 75 pages have been omitted pursuant to a request for confidential treatment.

SCHEDULE 2.1(b)

Committed Activities and Nycomed Expenses

International

A.            The following activities will be conducted by Nycomed and the costs paid for by TMC, up to the amount specified in the budget below:

ESC: September 1-5 Vienna	Mutually agreed upon Nycomed Employees to attend

TCT: October 19-24 Washington	Mutually agreed upon Nycomed employees to attend

Diabetes leave behind	Nycomed to proceed and produce

Budget for above activities:	[**] (includes approximately [**] for the ISAR-3 and ISAR-4 studies; costs for the ISAR-3 and ISAR-4 studies are allocated among the Parties pursuant to the Transition Agreement)

B.            The following activities will be conducted by TMC, with reasonable assistance from Nycomed, but TMC will not make payments to Nycomed with respect thereto (except to the extent included in FTE Costs with respect to the provision of such assistance by a Nycomed Employee as a Service):

•      IMPROVE-R

The primary manuscript is currently with the journal Euro Intervention after being resubmitted after the first comments had been addressed. Nycomed and TMC shall continue to work with the steering team and co-ordinate any revisions to the primary manuscript.

In addition to the primary paper, Nycomed has further agreed and committed to the IMPROVER steering committee to support them in any way they require (i.e., medical writing) so they can proceed to publish three further publications (German population, patients at risk of ischemia and patients at risk of bleeding). Although the requirements of the steering committee and individual authors have not been fully specified relating to the production and publication of the three papers, Nycomed and TMC shall make contact and continue the dialogue with the steering committee as well as offer any support the steering committee requires in fulfilling these commitments; provided, however, that TMC will have the final authority with respect to support provided for such publications.

•      ACUITY

The ACUITY steering team in Europe has expressed an interest in writing European publications.

TMC shall work with Nycomed to determine, and communicate to the steering committee, what publications are appropriate. TMC will have the final authority with respect to support provided for such publications.

Business Review in 4th calendar quarter of 2007 will cover the following items:

Marketing plan meetings Top 4

Feedback to marketing plans

Agenda for road show	Nycomed to prepare and send to TMC
• Nycomed to book flights and hotels for road show
Next road show dates	TBD with TMC and Nycomed
Communication to KOLs	TMC and Nycomed to co-ordinate
Angiox.com	Nycomed to provide TMC with admin names

C.            The following activities will be conducted by Nycomed in collaboration with, and under the direction of, TMC, and except as provided below, the costs therefore will be paid for by Nycomed:

Follow up with [**] regarding [**]; provided, that (a) Nycomed shall not consent to the entry of any judgment or imposition of any fine or penalty, and shall not accept any settlement, without TMC’s prior written consent, which consent shall not be unreasonably withheld or delayed, and (b) TMC shall have the right and option to participate in [**], and in any negotiations or proceedings to settle [**], with separate counsel at TMC’s election and cost.

If [**] imposes any fine or penalty on any TMC Release Party or any Nycomed Release Party (as defined in the Transition Agreement) as a result of the [**], TMC shall be responsible for or, if paid by Nycomed, shall promptly reimburse Nycomed for, the amount of such fine or penalty up to a maximum amount (the “[**]”) of [**]% of Net Sales (as defined in the Distribution Agreement) in France during (i) the [**] period immediately preceding the activity that resulted in such fine or penalty and (ii) the [**] period immediately following the period described in clause (i), as represented by Nycomed to TMC is the maximum financial exposure that could be incurred with respect to [**].

D.            Formerly planned activities not to be performed by Nycomed:

Bleeding audit project revisited:	Deliverables ready and will be sent to TMC
Bleeding risk project:	Project outline will be sent to TMC
STEMI market research
ACS kick off meeting
STEMI publication Europe

HE analysis of ACUITY 1 yr

Affiliates

The following activities will be conducted by Nycomed and the costs paid for by TMC, up to the amount specified in the budget below with respect to each country:

Germany:
• [**]

Budget for above activities:	[**] (includes approximately [**] for the ISAR-3 and ISAR-4 studies; costs for the ISAR-3 and ISAR-4 studies are allocated among the Parties pursuant to the Transition Agreement)

Italy:
• [**]

Budget for above activities:	[**]

France
• [**]
• [**]

Budget for above activities:	[**]

UK

• [**]

Budget for above activities:	[**]

Eire

• [**]

Budget for above activities:	[**]

Switzerland

• [**]

Budget for above activities:	[**]

Finland
• [**]

Budget for above activities:	[**]

Sweden
• [**]

Budget for above activities:	[**]

Norway
• [**]

Budget for above activities:	[**]

Denmark
• [**]

Budget for above activities:	[**]

Austria
• [**]

Budget for above activities:	[**]

Netherlands
• [**]

Budget for above activities:	[**]

Belgium
• [**]

Budget for above activities:	[**]

Hungary
[**]
Budget for above activities:	[**]

Ukraine
• [**]

Budget for above activities:	[**]

Lithuania
[**]
Budget for above activities:	[**]

SCHEDULE 4.1

Commitment as of Effective Date

All costs below are in Euros

[**]	[**]	[**]	[**]	[**]
Germany
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Italy
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
France
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
UK
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Eire
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Switzerland
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]

Finland
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Sweden
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Norway
[**]	[**]	[**]	[**]	[**]

Denmark
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]

Austria
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]

Netherlands
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]
[**]
Belgium
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]

Hungary
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]

Ukraine
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

Baltics
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
International
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]
Total				[**]